  Exhibit 99.1

PEDEVCO Announces 2nd Quarter Results with Production Increasing Over 4x and Revenues Increasing Approximately 4.3x Over the Same Period Last Year

3 New Horizontal Wells Spud in Permian Basin

Houston, Texas, August 12, 2019 – PEDEVCO Corp. (NYSE American: PED) (the “Company”) reported 2nd quarter of 2019 results today. Due in large part to the success of the Company’s Phase One development program in the San Andres formation of the Permian Basin over the first half of 2019, compared to the same quarter last year, revenues grew from approximately $898 thousand to over $4 million, with production for the same period growing from approximately 17,451 BOE (barrels of oil equivalent) to approximately 74,220 BOE.

Commenting on the results, J. Douglas Schick, President of the Company, stated, "We are very pleased with our 2nd quarter results, which is our first quarter that reflects the partial results from Phase One of our 2019 Permian Basin development program. We look forward to continuing to execute our development plans in 2019, further increasing production and revenue, and delivering on our promise to build shareholder value.”

In addition, the Company announced today that the Company has spud three new horizontal wells in recent weeks in the Company's Chaveroo field of its Permian Basin asset, which are the first of four new planned San Andres horizontal wells to be drilled and completed in Phase Two of the Company’s 2019 Permian Basin drilling program.

About PEDEVCO Corp.

PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words "estimates," "believes," "hopes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts

PEDEVCO Corp.
1-855-733-3826
PR@pedevco.com